Exhibit 21
Subsidiaries of Air Products and Chemicals, Inc.
The following is a list of the Company’s subsidiaries, all of which are wholly owned as of 30 September 2006, except for certain subsidiaries of the Registrant which do not in the aggregate constitute a significant subsidiary as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934.
UNITED STATES
All companies are incorporated in the State of Delaware unless otherwise indicated.
Registrant — Air Products and Chemicals, Inc.
AHS Seating and Mobility Georgia, Inc.
Air Products HyCal Company, L.P. (California)
Air Products Seating and Mobility, Inc.
Air Products Didcot LLC
Air Products (Rozenburg), Inc.
Air Products Asia, Inc.
Air Products Caribbean Holdings, Inc.
Air Products China, Inc.
Air Products Electronics, LLC
Air Products Energy Enterprises, L.P.
Air Products Energy Holdings, Inc.
Air Products Europe, Inc.
Air Products Helium, Inc.
Air Products Hydrogen Company, Inc.
Air Products International Corporation
Air Products L.P.
Air Products LLC
Air Products Manufacturing Corporation
Air Products of Puerto Rico, Inc.
Air Products Polymers Holdings, L.P.
Air Products Polymers L.P.
Air Products Powders, Inc.
Air Products Trinidad Services, Inc.
Air Products Healthcare Southeast, Inc.
American Homecare Supply IV Georgia, Inc.
American Homecare Supply Mid-Atlantic, LLC
American Homecare Supply New York, LLC
American Homecare Supply West Virginia, Inc.
American Homecare Supply, LLC
AmHealth Group, Inc.
APCI (U.K.), Inc.
APNP 1 L.L.C.
C.O.P.D. Services, Inc.
Collins I.V. Care, Inc.
Denmark’s, Inc.
Ducolake, Inc.
DependiCare Home Health, Inc.
Electron Transfer Technologies, Inc.
Genox Homecare, Inc.
i.e. Med Systems, Inc.
Laurel Mountain Medical Supply, Inc.
Lakeway Medical Rentals, Inc.
Middletown Oxygen Company, Inc.
Mosso’s Medical Supply Company, Inc.
Nightingale Medical of Indiana, LLC
Olin - DNT Limited Partnership
Permea, Inc.

Pure Air Holdings Corp.
Pure Air on the Lake (I), Inc.
Pure Air on the Lake (IV), Inc.
SCWC Corp.
Stockton CoGen (I), Inc.
Tomah Holdings, Inc.
Tomah Products, Inc.
Tomah Products Properties LLC
Tomah Reserve, Inc.
Ultra Care, Inc. (Illinois)
ARGENTINA
Terapias Medicas Domiciliarias, S.A.
AUSTRIA
Air Products Gesellschaft mbH
BELGIUM
Air Products S.A.
Air Products Management S.A.
Medigaz, S.A.
BERMUDA
Asia Industrial Gas Company Ltd.
BRAZIL
Air Products Brasil Ltda. (The organization of this affiliate more closely resembles a partnership with limited liability than a corporation.)
CANADA
Air Products Canada Limited
CHINA
Air Products and Chemicals (Beijing) Distribution Co., Ltd.
Air Products and Chemicals (China) Investment Co. Ltd.
Air Products and Chemicals (Fujian) Co., Ltd.
Air Products and Chemicals (Kunshan) Co., Ltd.
Air Products and Chemicals (Nanjing) Co., Ltd.
Air Products and Chemicals (Ningbo) Co., Ltd.
Air Products and Chemicals (Shanghai) Co. Ltd.
Air Products and Chemicals (Tangshan) Co., Ltd.
Air Products and Chemicals (Zibo) Co., Ltd.
Air Products (Nanjing) Co., Ltd.
Air Products and Chemicals Shanfeng (Changzhou) Co., Ltd.
Air Products (Shanghai) Co., Ltd.
Air Products and Chemicals (Shanghai) Systems Co. Ltd.
Air Products and Chemicals (Tongxiang) Co., Ltd.
Air Products and Chemicals (Zhangjiagang) Co., Ltd.
Beijing AP BAIF Gas Industry Co., Ltd.
Chun Wang Industrial Gases (H.K.) Limited
Chun Wang Industrial Gases (Shenzhen) Ltd.
Eastern Air Products (Shanghai) Co. Ltd.
Northern Air Products (Tianjin) Co., Ltd.
Permea China, Ltd.
Southern Air Products (Guangzhou) Ltd.
Southern Air Products (Zhuhai) Ltd.
CZECH REPUBLIC
Air Products spol s.r.o.
FRANCE
Air Prod 99 S.A.S.
Air Products Medical S.a.r.l.
Air Products SAS

Prodair et Cie S.C.S.
Prodair S.A.S.
Henno Oxygene S.A.S.
Hold’Air SAS
Lida SAS
Domisante SAS
Union Mobiliere Industrielle S.A.R.L.
GERMANY
Air Products GmbH
Air Products Medical GmbH
Air Products Polymers GmbH & Co KG
Air Products Polymers Verwaltungs GmbH
Air Products Powders GmbH
INDONESIA
PT Air Products Indonesia
IRELAND
Air Products Ireland Limited
Air Products Medical Ireland Limited
ISRAEL
Prodair Israel Limited
ITALY
Air Products Italia S.r.l.
APP Holding S.R.L.
JAPAN
Air Products Japan, Inc.
Daido Air Products Electronics, Inc.
KOREA
Air Products Korea Inc.
Air Products ACT Korea Limited
Han Mi Specialty Gases Co., Ltd.
Hanyang Technology Co., Ltd.
Korea Industrial Gases, Limited
Shinil Cryogenic Materials, Ltd.
MALAYSIA
Air Products STB Sdn Bhd
Air Products Shared Services Sdn. Bhd
Kuantan Industrial Gases Sdn. Bhd.
Sitt Tatt Industries Sdn Bhd
MEXICO
Air Products and Chemicals de Mexico, S.A. de C.V.
Air Products Infra Nitrógeno, S. de R.L. de C.V.  (“APIN”)
Air Products Resinas Holdings, S.A. de C.V.
THE NETHERLANDS
Air Products Chemicals Europe B.V.
Air Products Holdings B.V.
Air Products Investments B.V.
Air Products Leasing B.V.
Air Products Nederland B.V.
Air Products Utilities B.V.
Air Products Polymers B.V.

NORWAY
Air Products A/S
PERU
Air Products Peru S.A.C.
POLAND
Air Products Gazy Sp. z o.o.
Air Products Polska Sp. z o.o.
PORTUGAL
Gases Industriais, S.A.R.L.
ROMANIA
Air Products Hidrogen S.R.L.
RUSSIA
Air Products O.O.O.
SINGAPORE
Sanwa Chemical (Singapore) Pte. Ltd.
Air Products Singapore Pte. Ltd.
SLOVAKIA
Air Products Slovakia s.r.o.
SPAIN
Air Products Iberica, S.L.
Air Products Investments Espana, S.L.
Air Products Sud Europa, S.L.
Air Products Ventas y Servicios, S.A.
Broadnet Business, S.A.
Fir-Salus, s.a.
Gases Medicinales e Industriales, S.A
Matgas 2000 A.I.E.
Oxigeno y Carbogenos, S.A.
Oxigenol, S.A.
Oximeca, S.A.
Altanova Residencial, S.L.
Sociedad Espanola de Carburos Metalicos S.A.
SWITZERLAND
Air Products Switzerland Sàrl
TAIWAN
Airpro Gases Co., Ltd.
Air Products San Fu Co., Ltd.
Air Products Electronics Taiwan Limited
Air Products Taiwan Co., Ltd.
Air Products Taiwan Holdings, LLC
TRINIDAD AND TOBAGO
Air Products Unlimited
UNITED ARAB EMIRATES
Air Products Middle East FZE
UNITED KINGDOM
Air Products (BR) Limited
Air Products (Chemicals) Public Limited Company
Air Products (GB) Limited

Air Products Group Limited
Air Products PLC
Air Products (UK) Limited
Air Products Yanbu Limited
Anchor Chemical (UK) Limited
Anchor Chemical International Limited
Ancomer Limited
Cryomed Limited
Prodair Services Limited
Air Products (Chemicals) Teesside Limited

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